YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

The Poplar Forest Outliers Fund

A separate series of Advisors Series Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2018

The undersigned, revoking prior proxies, hereby appoints Cheryl L. King and Douglas G. Hess, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of The Poplar Forest Outliers Fund (the “Fund”) to be held at the offices of U.S. Bancorp Fund Services LLC, offices of US Bancorp Fund Services, LLC, located at 615 E. Michigan Street, Milwaukee, WI 53202, on April 19, 2018, at 10:00 a.m. Central Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy, or about the meeting in general, please call toll-free 1-866-342-4882. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on April 19, 2018. The proxy statement for this meeting is available at:

proxyonline.com/docs/poplarforest.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

The Poplar Forest Outliers Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: 🌑

	FOR	AGAINST	ABSTAIN

1.     Approval of the Agreement and Plan of Reorganization and related transactions that provide for the transfer of all of the assets of the Outliers Fund to the Yorktown Mid Cap Fund (the “Mid Cap Fund” or the “Acquiring Fund”), a series of American Pension Investors Trust (“API Trust”) in exchange for shares of the Mid Cap Fund and the assumption by the Mid Cap Fund of all of the liabilities of the Outliers Fund (the “Reorganization”), and the distribution of such shares to shareholders in complete liquidation of the Outliers Fund, all as described in the attached Proxy Statement/Prospectus.

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2. Approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposal 1.	¡	¡	¡

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]